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                                                                    EXHIBIT 4.16

Void After 5:00 p.m.,                             Warrant to Purchase 4,444,444
Eastern Standard Time                             Shares (Subject to Adjustment)
September 3, 2003



                      ACCENT SOFTWARE INTERNATIONAL LTD.
                      Warrant to Purchase Ordinary Shares


     Accent Software International Ltd. (the "Company"), a company organized and operating under the laws of the State of Israel, hereby certifies that, for value received, Lernout & Hauspie Speech Products, N.V., (the "Holder") is entitled to purchase from the Company at any time before 5:00 p.m., Eastern Standard Time, on September 2, 2003, 4,444,444 shares of the Company's ordinary shares with a nominal value of NIS .01, subject to the conditions of this Warrant and to adjustment as hereinafter provided, at a price of $0.55 per share (the "Warrant Price"). In the event the aforesaid expiration date of the Warrant falls on a Saturday or Sunday, or on a legal holiday on which the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Exchange is closed, then the Warrant shall expire at 5:00 p.m. Eastern Standard Time on the next succeeding business day.

Section 1. Vesting Schedule.  The Holder may exercise this Warrant, in whole or
           ----------------
in part, at any time subsequent to the date hereof.

Section 2. Method of Exercise.  The Warrant may be exercised by the Holder as to
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the whole or any part of the ordinary shares covered hereby by surrender of the warrant at the registered office of the Company, with the Cash Purchase Form attached hereto duly executed and upon payment to the Company of the Warrant Price for the ordinary shares to be purchased in cash or by certified check or bank draft. Thereupon, this Warrant shall be deemed to have been exercised and the person exercising the same to have become a holder of record of ordinary shares purchased hereunder for all purposes, and certificates for the appropriate number of fully paid and non-assessable shares so purchased shall be delivered to the Purchaser within a reasonable time thereafter. If the Warrant shall be exercised in respect of a part only of the shares of ordinary shares covered hereby, the Holder shall be entitled to receive a similar Warrant of like tenor and date covering the number of ordinary shares in respect of which this Warrant shall not have been exercised.

Section 3. Transfers and Exchanges.  If permitted by the provisions of Section
           -----------------------
11, the Company shall transfer, from time to time, any outstanding Warrant upon the books to be maintained for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by a written assignment of such Warrant substantially in the form attached hereto duly executed by the Holder or his agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such a transfer. Upon any such transfer, a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company.

Section 4. Registration Rights.  This Warrant, except as provided herein, will
           -------------------
not be registered under the Securities Act of 1933 (the "Act") or state securities laws. The Holder, by acceptance hereof, and with reference to the Warrant and the ordinary shares issuable upon exercise of the Warrant, represents and warrants that:

     (a) The Holder is acquiring such securities for the Holder's own account for investment and not with the view to or in connection with any offering or distribution, and the Holder has no present intention of selling or otherwise disposing of such securities.

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     (b)   The Holder is not acquiring such securities for resale or other disposition upon the occurrence or nonoccurrence of some predetermined event or circumstance such as, for example, after holding them for any specific period to realize long-term capital gains, or upon any price rise, or upon any price decline or for a fixed or determined period in the future.

     (c) Notwithstanding anything to the contrary herein, the Holder will not sell, assign or transfer for value this Warrant or the shares of ordinary shares issuable upon exercise hereof except pursuant to registration under the Act or receipt of an opinion of counsel satisfactory to the Company that registration under the Act is not required, and the Company may place a legend on this Warrant and on any certificates for such shares acknowledging the foregoing restrictions.

Subject to the provisions of the Preferred Stock Purchase Agreement executed by the Company and Holder on June 4, 1998, the Company shall use its reasonable business efforts to cause all the ordinary shares issuable upon the exercise of this Warrant to be registered under the Securities Act to the extent required to permit the disposition by the Holder of such shares.

Section 5. Registration Procedures.  Pursuant to the provisions of Section 4,
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the Company will as expeditiously as reasonably possible and at its expense:

     (a) prepare and file with the SEC a registration statement with respect to the ordinary shares issuable upon exercise of this Warrant and use reasonable business efforts to cause such registration statement become and remain effective for the period of time required for the disposition of such shares as contemplated thereby, not to exceed twelve months (the "Disposition Period");

     (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all shares covered by such registration statement in accordance with the method of disposition set forth in such registration statement for such period;

     (c) furnish to the Holder such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus and each document incorporated by reference therein to the extent then required by the rules and regulations of the SEC) as such persons may reasonable request in order to facilitate the public sale or other disposition of the Shares covered by such registration statement;

     (d) during the Disposition Period immediately notify in writing the Holder of the happening of any event which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (in which case, the Company shall promptly prepare and file with the SEC and provide the Holder with revised or supplemental prospectuses and if so requested by the Company in writing, the Holder shall promptly take action to cease making any offers of the shares until receipt and distribution of such revised supplemental prospectuses).

In connection with any registration hereunder, the Holder of this Warrant shall furnish promptly to the Company in writing such information (together with such supplements as may be necessary from time to
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time) with respect to himself and the proposed disposition as shall be reasonably necessary in order to ensure compliance with federal and state securities laws.

Section 6. Dividend Rights.  With respect to the financial year of the exercise
           ---------------
of this Warrant, any ordinary shares issued as a result of an exercise of this Warrant shall benefit from a proportional dividend right from the date of the applicable exercise.

Section 7. Adjustment of Warrant Price.  The Warrant Price and the number of
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ordinary shares subject to being purchased pursuant to this Warrant shall be subject to adjustment from time to time as follows:

     (a) In case, prior to the expiration of this Warrant by exercise or by its terms, the Company shall issue any ordinary shares as a share dividend or subdivide the number of outstanding ordinary shares into a greater number of shares, then, in either of such cases, the purchase price per share of the ordinary shares purchasable pursuant to this Warrant in effect at the time of such action shall be proportionately reduced and the number of shares at the time purchasable pursuant to this Warrant shall be proportionately increased; and conversely, in the event the Company shall contract the number of outstanding ordinary shares by combining such shares into a smaller number of shares, then, in such case, the purchase price per ordinary share purchasable pursuant to this Warrant in effect at the time of such action shall be proportionately increased, and the number of shares at that time purchasable pursuant to this Warrant shall be proportionately decreased. If the Company, at any time during the life of this Warrant, shall declare a dividend payable in cash on its ordinary shares, and shall at substantially the same time offer to its shareholders the right to purchase new ordinary shares from the proceeds of such dividend or for an amount substantially equal to the dividend, all ordinary shares so issued shall, for purposes of this Warrant, be deemed to have been issued as a share dividend. Any dividends paid or distributed upon ordinary shares in shares of any other class or securities convertible into ordinary shares shall be treated as a dividend paid in ordinary shares to the extent that ordinary shares are issuable upon the conversion thereof.

     (b) In case, prior to the expiration of this Warrant by exercise or by its terms, the Company shall be recapitalized by reclassifying its outstanding ordinary shares into shares of a different par value, or the Company shall merge into or consolidate with another corporation or shall sell all or substantially all of its or any of its successor corporation's property and assets to any other corporation or corporations (any such corporation being included within the meaning of the term "successor corporation"), then Holder shall thereafter have the right to purchase, upon the basis and on the terms and conditions and during the time specified in this Warrant in lieu of the ordinary shares of the Company theretofore purchasable upon the exercise of this Warrant, such shares, securities, or assets as may be issued or payable with respect to, or in exchange for, the ordinary shares of the Company theretofore purchasable upon the exercise of this Warrant had such recapitalization, consolidation, merger, or conveyance not taken place; and in any such event, the rights of the Holder to an adjustment in the number of ordinary shares purchased upon the exercise of this Warrant as herein provided shall continue and be preserved in respect of any shares, securities, or assets which the Holder becomes entitled to purchase.

     (c) If the Company shall set a record date with respect to its ordinary shares or shall propose to give notice to or take a vote of the holders of its ordinary shares for any of the purposes set forth in paragraphs (a) or (b) above, the Company shall give notice to the

           Holder at least thirty (30) days prior to any such action to be taken. Such notice shall specify the date or expected date, if any is to be fixed, as to which holders of ordinary shares of record shall be entitled to participate in any such action.

     (d) In case the Company at any time while this Warrant remains unexpired and unexercised shall sell all or substantially all of its property or dissolve, liquidate, or wind-up its affairs, the Holder may thereafter receive upon exercise hereof in lieu of each ordinary share of the Company which it would have been entitled to receive, the same kind and amount of any securities or assets which may be issuable, distributable, or payable upon any such sale, dissolution, liquidation, or winding-up in respect of each ordinary share of the Company.

     (e) If the ordinary shares of the Company shall be delisted from the Nasdaq Small Cap Market at any time prior to December 4, 1998, and the closing price of the ordinary shares is less than the Warrant Price at any time during the ten (10) trading days following the effective date of delisting, then the Warrant Price shall be adjusted to the average closing price of the Company's ordinary shares for the ten (10) trading days following the effective date of delisting.

Section 8. Payment of Taxes.  The Company will pay any documentary stamp taxes
           ----------------
attributable to the initial issuance of ordinary shares issuable upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of any ordinary share certificates in a name other than that of the Holder in respect of which such shares are issued, and in such case the Company shall not be required to issue or deliver any certificate for ordinary shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's satisfaction that such tax has been paid or that such person has an exemption from the payment of such tax.

Section 9. Reservation of Ordinary Shares.  There have been reserved, and the
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Company shall at all times keep reserved out of the authorized and unissued ordinary shares, a number of ordinary shares sufficient to provide for the exercise of the rights of purchase represented by this Warrant. The Company agrees that all ordinary shares issued upon exercise of this Warrant shall be, at the time of delivery of the certificates of such shares, validly issued and outstanding, fully paid and non assessable and listed on any national securities exchange upon which the other ordinary shares of the Company are then listed. All warrants surrendered in the exercise of the rights thereby evidenced shall be canceled by the Company, and such canceled warrants shall constitute sufficient evidence of the exercise of such warrants. Promptly after the expiration of this Warrant, the Company shall certify the total aggregate number of warrants then outstanding, and thereafter no ordinary shares shall be subject to reservation in respect of such Warrant which has expired.

Section 10. Fractional Interest.  The Warrant may only be exercised to purchase
            -------------------
full ordinary shares and the Company shall not be required to issue fractions of ordinary shares on the exercise of the Warrant. However, if the Holder exercised all warrants then owned of record by him and such exercise would result in the issuance of a fractional share, the Company will pay to the Holder, in lieu of the issuance of any fractional share otherwise issuable, an amount of cash based on the market value of the ordinary shares of the Company on the last trading day prior to the exercise date.

Section 11. Restrictions on Transferability.  This Warrant shall not be
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transferred, hypothecated or assigned before satisfaction of the conditions specified in this Section 11, which conditions are intended to ensure compliance with the provisions of the Securities Act with respect to the transfer of any Warrant. The Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Section 11.

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     (a)   Except as otherwise provided by this Section 11, each Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

               "This Warrant and the securities represented hereby have not be registered under the Securities Act of 1933, as amended, and may not be transferred n violation of such Act, the rules and regulations thereunder or the provisions of this Warrant."

     (b) Notwithstanding the foregoing provision of this Section 11, the restrictions imposed by this Section 11 upon the transferability of the Warrant and the legend requirements of the subsection (a) hereof shall terminate as to any particular Warrant (i) when and so long as such security shall have been effectively registered under the Securities Act and disposed of pursuant thereto; or (ii) when the Company shall have received an opinion of counsel reasonable satisfactory to it that such securities may be transferred without registration thereof under the Securities Act. Whenever the restrictions on this Warrant shall terminate, as herein above provided, the Holder shall be entitled to received from the Company a new Warrant bearing the following legend in place of the restrictive legend set forth hereon:

               "THE RESTRICTIONS ON THE TRANSFERABILITY OF THE WITHIN WARRANT CONTAINED IN SECTION 11 HEREOF TERMINATED ________________,_____, AND ARE OF NO FURTHER FORCE AND EFFECT."

All warrants issued upon registration of transfer, division or combination of, or in substitution for, any Warrant or Warrants entitled to bear such legend shall have a similar legend endorsed thereon.

Section 12. Notices.  Any notice pursuant to this Warrant to be given by the
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Holder shall be sufficiently given if sent by registered mail, return receipt requested, postage prepaid, addressed as follows:

                   Accent Software International Ltd.
                   2864 South Circle Drive, Suite 500
                   Colorado Springs, CO 80906
                   United States of America
                   Attention: Todd A. Oseth
                   President and Chief Executive Officer

Any notice pursuant to this Warrant to be given by the Company to the Holder shall be sufficiently given if sent by registered mail, return receipt requested, postage prepaid, addressed as follows:

                   Patrick De Schrijver
                   Senior Vice President Legal
                   Sint-Krispijnstraat 7
                   8900 Ieper Belgium

Section 13. Supplements and Amendments.  The Company may from time to time
            --------------------------
supplement or amend this Warrant in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable and which shall not be inconsistent with the provisions of the Warrant and which shall not adversely affect the interest of the Holder.
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Section 14. Governing Law and Severability.  This Warrant shall be deemed to be
            ------------------------------
a contract made under the laws of the State of Israel and shall be construed in accordance with the laws of the State of Israel applicable to agreements to be performed wholly within the State of Israel. The invalidity or unenforceability of any provision of this Warrant shall not affect the validity or enforceability of any other provision hereof.

Section 15. Benefits of this Warrant.  Nothing in this Warrant shall be
            ------------------------
construed to give to any person or corporation other than the Company and the Holder any legal or equitable right, remedy or claim under this Warrant; but this Warrant shall be for the sole and exclusive benefit of the Company and the Holder. Notwithstanding the foregoing, this Warrant shall not entitle the Holder to any rights as a shareholder of the Company.

Section 16. Successors.  All the covenants and provisions of this Agreement by
            ----------
or for the benefit of the Company or the Holder shall bind an inure to the benefit of their respective successors and assigns hereunder.

       IN WITNESS WHEREOF, the parties have entered into this Agreement on the date written below.

Dated:   September 4, 1998

ACCENT SOFTWARE INTERNATIONAL LTD.


By                                        President and Chief Executive Officer
  -------------------------------         -------------------------------------
           Todd A. Oseth                                  Title


Attest:


---------------------------------
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TO:
   -----------------------------------------------------------------------------

PURCHASE FORM -- To be executed by the Holder in Order to Exercise the Warrant.
-------------


The undersigned hereby irrevocably elects to exercise the attached Warrant to
purchase for cash,         of shares issuable upon the exercise of such Warrant,
                   -------
and requests that certificates for such shares shall be issued in the name of:



                                    ------------------------------------------
Please insert social security              (Name)
or other identifying number
of Holder of
certificate (_________________)


                                    ------------------------------------------
                                           (Address)


                                    ------------------------------------------
                                           (Signature)



                                    ------------------------------------------
                                           (Signature)
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ASSIGNMENT FORM -- To be Executed by the Holder in Order to Transfer the
---------------
Warrant.


FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers of the Warrants represented by the attached Warrant unto
-----------

                                                                        (Please
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print or typewrite name and address, including postal zip code of assignee)


(Social Security or other identifying number of assignee:                     )
                                                         ---------------------

and does irrevocably constitute and appoint
                                            ----------------------------------
attorney to transfer the Warrant Certificate on the records of the Company with full power of substitution in the premises.


Date:
     -----------------------, -------------.


       Signature(s)
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     NOTICE - The signature(s) to the Purchase form or the Assignment form must
     ------
     correspond to the name as written upon the face of the Warrant Certificate in every particular without alteration or enlargement or any change whatsoever.